Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-233939 on Form S-1 of our report dated February 25, 2019, relating to the carve-out financial statements of the crude and product tanker business of Capital Product Partners L.P., appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

November 21, 2019